UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 31, 2003
(Date of earliest event reported)

MULTI-LINK TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Commission file number     0-26013

A Colorado Corporation (State or other jurisdiction of incorporation or organization)	84-1334687 (IRS Employer Identification No.)

4704 Harlan Street, Suite 420
Denver, CO 80212
(Address of principal executive offices, including Zip Code)

(303) 380-1641
(Registrant’s telephone number, including area code)

Item 5. Other Events

     On October 31, 2003, Multi-Link Telecommunications, Inc. (the “Registrant”) entered into a definitive subscription agreement and consummated the sale of an aggregate of 14,000,000 shares of its common stock to David J. Cutler for $18,311.72. David J. Cutler is the sole director and executive officer of the Registrant. The Registrant retained an independent, third party consultant to provide a valuation analysis of the Registrant. The Registrant expects that the proceeds from the sale of the common stock will be used to attempt to reach satisfactory settlements with the creditors of the Registrant, to pay the costs and expenses of negotiating such settlements and if necessary, to pay the costs and expenses of initiating a formal bankruptcy proceeding if the Registrant fails to reach a satisfactory settlement with its creditors.

Item 7. Financial Statements and Exhibits

     (a) Exhibits

99.1	Subscription Agreement between the Registrant and David J. Cutler, dated as of October 31, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Link Telecommunications, Inc.

By: /s/ David J. Cutler Name: David J. Cutler, Chief Title: Chief Executive Officer

Dated: October 31, 2003